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Ford Motor Company                                 One American Road
                                                   P.O. Box 1899
                                                   Dearborn, Michigan 48126-1899

                                                   August 1, 2000

Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Bear, Stearns & Co. Inc.
   as Representatives of the
   Several Underwriters named
   in Schedule I of the Pricing Agreement
   referred to below
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

               7.45% Global Landmark Securities due July 16, 2031

     I am the Group Vice President and Chief of Staff, General Counsel and Secretary of Ford Motor Company, a Delaware corporation (the "Company"), and am familiar with the Restated Certificate of Incorporation and the By-Laws of the Company. I also am familiar with the actions taken by the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $3,000,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities"), issued or to be issued under an Indenture dated as of February 15, 1992, as supplemented by a First Supplemental Indenture dated as of December 5, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), and the proposed sale by the Company to the Underwriters referred to below of a series of the Debt Securities designated as the Company's 7.45% Global Landmark Securities due July 16, 2031 in the aggregate principal amount of $1,500,000,000 (the "Notes"). The Notes are being issued as eight global notes, seven each in the principal amount of $200,000,000 and one in the principal amount of $100,000,000, representing all of the Notes (the "Global Notes") in accordance with the terms of the Indenture. The Notes are to be sold pursuant to the provisions of the Underwriting Agreement dated July 26, 2000 (the "Underwriting Agreement"), between the Company and Salomon Smith Barney Inc. and a Pricing Agreement dated July 26, 2000 between the Company and Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Bear, Stearns & Co. Inc., as representatives of the several Underwriters named in Schedule I thereto (the "Underwriters").

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     In this connection, I have examined, or caused to be examined, the following:

     (a) signed copies of Registration Statement No. 333-86035 on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") on August 27, 1999 and Amendments No.1 and No. 2 thereto filed on October 12, 1999 and February 7, 2000, respectively (the "Registration Statement.")

     (b)  copies of:

          (i)  the prospectus included in the Registration Statement; and

          (ii) the prospectus dated February 9, 2000, as supplemented by a prospectus supplement dated July 26, 2000, as filed by the Company on July 28, 2000 pursuant to Rule 424(b)(5) promulgated under the Act (said prospectus and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, taken together, being hereinafter referred to as the "Prospectus"); and

     (c)  signed copies of:

          (i) an order of the Commission dated February 9, 2000 declaring the Registration Statement effective on such date;

          (ii) the Indenture;

          (iii) the Underwriting Agreement; and

          (iv) the Pricing Agreement.

I also have examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to own its properties and conduct its business as described in the Prospectus, and is duly qualified and in good standing to do business as a foreign corporation in the States of Michigan and Ohio.

     2. The Underwriting Agreement and the Pricing Agreement have each been duly authorized, executed and delivered by the Company.

     3. The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding instrument of, the Company and has been duly qualified under the Trust Indenture Act of 1939, as amended.

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                                      -3-

     4. The Notes have been duly authorized by the Company, and the Global Notes, assuming their due authentication by the Trustee, in accordance with the Indenture, have been duly executed, authenticated, issued and delivered and constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture; and if the Notes in definitive form are executed, authenticated, issued and delivered in exchange for the Global Notes in accordance with the Indenture, such Notes will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture.

     5. The issue and sale of the Notes and the compliance by the Company with all provisions of the Notes, the Indenture, the Underwriting Agreement and the Pricing Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its subsidiaries considered as a whole) upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to me under which the Company is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company.

     6. The documents incorporated by reference in the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     7. The Registration Statement has become effective under the Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; the Registration Statement and the Prospectus (other than Exhibits 12 to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus, or omitted therefrom, as to which I express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and the statements in the Registration Statement and the Prospectus in the sections thereof describing the Debt Securities and the Notes are accurate and fairly present the information required or purported to be shown.

     8. I do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference in the Prospectus or required to be described in the Registration Statement or the Prospectus which is not filed or incorporated by reference or described as required.

     9. I do not know of any legal or governmental proceeding pending to which the Company is a party, or of which any property of the Company is the subject, and no such proceedings are known by me to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus and other than such proceedings which, in my opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole.

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                                      -4-

     In the course of the preparation of the Registration Statement and the Prospectus, I have made, or caused to be made, such investigation of the affairs of the Company and such inquiries of officers and employees of the Company and of the auditors for the Company as I have deemed necessary or appropriate. As a result of my examination of the Registration Statements and the Prospectus and the investigations and inquiries referred to above:

     a. I believe that the Registration Statement (other than Exhibits 12 thereto and the financial statements and other accounting information contained therein or omitted therefrom, as to which I express no opinion), at the time it became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     b. I believe that the Prospectus (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which I express no opinion) (i) on July 26, 2000 did not and (ii) on the date hereof does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinions set forth above are subject to the qualification that the enforceability of the terms of the Indenture, the Global Notes or any Notes in definitive form issued in exchange therefor may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

     In connection with the foregoing opinion, I wish to point out that I am a member of the Bar of the State of Michigan and do not hold myself out as expert in the laws of states other than Michigan. However, I have made, or caused to be made, such investigation as I

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                                      -5-

have deemed appropriate with respect to the laws of other states in connection with such opinion, and nothing has come to my attention in the course of such investigation which would lead me to question the correctness of such opinion.

                                        Very truly yours,


                                        /s/J. M. Rintamaki
                                        J. M. Rintamaki
                                        Group Vice President and Chief of Staff,
                                        General Counsel and Secretary